22nd Century Group Eliminates $7.7 Million of Warrant Liability

CLARENCE, N.Y. - 22nd Century Group, Inc. (NYSE MKT: XXII) today announced that the Company entered into warrant amendments yesterday with existing warrant holders to eliminate virtually all of the Company’s “derivative warrant liability.” 22nd Century Group had previously issued certain warrants that contained anti-dilution provisions.

These anti-dilution provisions are accounted for as “derivative warrant liability” on the Company’s financial statements. “Derivative warrant liability” is not an actual cash obligation (or cash expense) and is classified and reported as a derivative liability for accounting purposes and marked-to-market at the balance sheet date, which negatively impacts the Company’s balance sheet and statement of operations. Upon the exercise of a warrant or elimination of the anti-dilution feature of a warrant, the derivative warrant liability is reduced and equity (capital in excess of par value) is increased accordingly.

As of December 31, 2013, the Company’s derivative warrant liability was approximately $3.8 million. However, as a result of the 52% appreciation of 22nd Century Group’s share price during the first quarter of 2014, the Company’s derivative warrant liability would have increased to approximately $7.7 million by the end of the first quarter 2014 if the Company and certain warrant holders did not amend the warrants containing anti-dilution provisions.

Seven out of nine non-management warrant holders agreed to eliminate the anti-dilution provisions over a total of 756,953 warrant shares in consideration for reduced exercise prices, which averaged $0.18 per warrant share. Additionally, three 22nd Century Group executive officers, the CEO, President and VP of R&D, voluntarily eliminated the anti-dilution provisions in their 3,052,961 warrant shares and declined to receive any consideration for these warrant amendments.

By foregoing the consideration offered to the non-management warrant holders, Company officers personally forfeited a total of $570,632 in value (warrant shares multiplied by reduction in exercise price). As a result of these warrant amendments, as of March 31, 2014, there are now only two Company warrants outstanding that contain an anti-dilution provision, which have a cumulative derivative warrant liability of approximately $560,000.

Joseph Pandolfino, Founder and CEO of 22nd Century Group, stated, “We are pleased that 22nd Century Group has eliminated virtually all its derivative warrant liability as we prepare to begin manufacturing and marketing our own tobacco products nationally. Our quarterly financial results will no longer be clouded by a substantial warrant liability on our balance sheet or the related expense on our statement of operations.”

For additional information, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering and plant breeding. 22nd Century owns or is the exclusive licensee of 114 issued patents in 78 countries plus an additional 38 pending patent applications. Goodrich Tobacco Company, LLC and Hercules Pharmaceuticals, LLC are wholly-owned subsidiaries of 22nd Century. Goodrich Tobacco is focused on commercial tobacco products and potential less harmful cigarettes. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on January 30, 2014, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact

Redington, Inc.

Tom Redington

203-222-7399